May 10, 2013

Capitol Acquisition Corp. II

509 7th Street, N.W.

Washington, D.C. 20004

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Capitol Acquisition Corp. II, a Delaware corporation (the “Company”), and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives (the “Representatives”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one half of one warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.          If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares beneficially owned by him, her or it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.          In the event that the Company fails to consummate a Business Combination within 21 months from the closing of the IPO, or 24 months from the closing of the IPO if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within 21 months from the closing of the IPO but has not completed the Business Combination within such 21-month period, the undersigned will, as promptly as possible, (i) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to his shares of Founders’ Common Stock (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any warrants, all rights of which will terminate on the Company’s liquidation.

3.          The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, including (i) an entity that is either a portfolio company, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of the foregoing, (ii) an entity in which any of the foregoing or their affiliates are currently passive investors, (iii) an entity in which any of the foregoing or their affiliates are currently officers or directors or (iv) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

4.          Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination. Notwithstanding the foregoing, the undersigned and any affiliate of the undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

5.          Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

6.          (a)          The undersigned will place into escrow all of his shares of Founders’ Common Stock, portions of which shall be subject to forfeiture in the event the Underwriters do not exercise their over-allotment option in full or in part or if the price of the Corporation’s shares of common stock does not reach a certain price trigger, pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent.

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(b)           The undersigned will not, without the prior written consent of the Representatives pursuant to the Underwriting Agreement, offer, sell, contract to sell, pledge, hedge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Units, shares of Common Stock, Warrants of the Company or any securities convertible into, or exercisable or exchangeable for shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.

(c)          The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Sponsors’ Warrants will be subject to the transfer restrictions described in the Sponsor Warrants Purchase Agreement relating to the undersigned’s Sponsors’ Warrants.

(d)          The undersigned acknowledges and agrees that if, in order to consummate any Business Combination, the holders of shares of Founders’ Common Stock or Sponsors’ Warrants are required to contribute back to the capital of the Company a portion of any such securities to be cancelled by the Company, the undersigned will contribute back to the capital of the Company, at no cost, a proportionate number of shares of Founders’ Common Stock or Sponsors’ Warrants, as applicable, pro rata with the other holders of shares of Founders’ Common Stock or Sponsors’ Warrants, as applicable.

7.          (a)          In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any target business that has a fair market value of at least 80% of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the income accrued on the Trust Account) at the time of the agreement to enter into the initial Business Combination, subject to any pre-existing fiduciary or contractual obligations the undersigned might have.

(b)          The undersigned has agreed not to participate in the formation of, or become an officer or director of, any blank check company until the Company has entered into a definitive agreement regarding its initial Business Combination or the Company has failed to complete an initial Business Combination within 21 months from the closing of the IPO, or 24 months from the closing of the IPO if the Company has executed a letter of intent or agreement in principle for a Business Combination within 21 months from the closing of the IPO but has not completed the Business Combination within such 21-month period.

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(c)          The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach of the obligations under paragraphs 7(a) and/or 7(b) herein, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8.          The undersigned agrees to be a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information previously furnished to the Company and the Representatives is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representatives is true and accurate in all respects. The undersigned represents and warrants that:

(a)    he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)    he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)    he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.          The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Director of the Company.

10.         The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, whether such shares be part of the Founders’ Common Stock or shares purchased by the undersigned in the IPO or in the aftermarket, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

11.         The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article Sixth or Seventh of the Company’s Amended and Restated Certificate of Incorporation prior to the consummation of a Business Combination other than an amendment to Article Sixth of the Company’s Amended and Restated Certificate of Incorporation in accordance with such Article Sixth thereof. Should such a proposal be put before stockholders, the undersigned hereby agrees to vote against such proposal.

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12.         This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Representatives and appoint a substitute agent acceptable to each of the Company and the Representatives within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

13.         As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and sponsors of the Company immediately prior to the IPO; (iii) “Founders’ Common Stock” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Sponsors’ Warrants” shall mean the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; and (vi) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Company’s IPO will be deposited.

14.         This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15.         The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

16.         This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

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Print Name of Insider

Signature

Acknowledged and Agreed:

Capitol Acquisition Corp. II

By:	/s/ Mark D. Ein
Name: Mark D. Ein
Title: Chief Executice Officer

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